UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada	H3C 2M1
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 1, 2012, Resolute Forest Products Inc. (the “Company”) reported its earnings for the quarter ended June 30, 2012. A copy of the press release containing the information and a transcript of the conference call held to discuss the financial results are furnished as exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

On August 1, 2012, the Company and Fibrek Inc. issued a press release announcing the completion of the arrangement between Fibrek and RFP Acquistion Inc., an indirect wholly-owned subsidiary of the Company, pursuant to which RFP Acquisition and Fibrek have amalgamated and formed a new corporation, wholly-owned by the Company. The arrangement completed the second step transaction pursuant to which Resolute acquired all the Fibrek shares not deposited in the take-over bid launched on December 15, 2011, which expired on May 17, 2012. The press release is attached hereto as exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Resolute Forest Products press release dated August 1, 2012, containing financial information for its quarter ended June 30, 2012

99.2	Transcript of earnings call held on August 1, 2012

99.3	Resolute Forest Products Inc. and Fibrek Inc. joint press release dated August 1, 2012, concerning the completion of the second step transaction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

Date: August 7, 2012	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Resolute Forest Products press release dated August 1, 2012, containing financial information for its quarter ended June 30, 2012

99.2	Transcript of earnings call held on August 1, 2012

99.3	Resolute Forest Products Inc. and Fibrek Inc. joint press release dated August 1, 2012, concerning the completion of the second step transaction